Exhibit 16.1

ANDERSEN
May 9, 2002	Arthur Andersen LLP
Suite 1100
101 Second Street
San Francisco, CA 94105-3601
Tel 415 546 8200
www.andersen.com

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4, paragraph 3 included in the Form 8-K dated May 9, 2002 of Synthetech, Inc to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Cc: Mr. Charlie Williams

Chief Financial Officer

Synthetech, Inc